Exhibit 10.5

PURCHASE AGREEMENT
This PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 1, 2015, by and between comScore, Inc., a Delaware corporation (the “Company”), and Cavendish Square Holding B.V., a private limited liability company organized under the laws of the Netherlands (the “Purchaser”), for the purchase and sale by the Purchaser of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).
RECITALS
A.    WHEREAS, the Company and the Purchaser are party to that certain Stock Purchase Agreement, dated as of February 11, 2015 (the “SPA”), pursuant to which the Company’s subsidiary, CS Worldnet Holding B.V., a private limited liability company organized under the laws of the Netherlands, purchased all of the issued and outstanding shares of capital stock of Conniaco B.V., a private limited liability company organized under the laws of the Netherlands, from the Purchaser in exchange for the Company’s issuance to the Purchaser of 1,605,330 shares of Common Stock (the “SPA Consideration Shares”);
B.    WHEREAS, this Agreement is being entered into pursuant to the terms of Section 5.14 of the SPA for the purpose of enabling the Purchaser to acquire the Top-Up Shares;
C.    WHEREAS, on March 31, 2015, the Purchaser provided the Purchase Notice to the Company, as required by Section 5.14 of the SPA; and
D.    WHEREAS, the Company desires to issue and sell to the Purchaser shares of Common Stock, and Buyer desires to purchase such shares from the Company, upon the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
ARTICLE I

Purchase and Sale of Common Stock
Section 1.1    Purchase and Sale of Common Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company an aggregate of 4,438,353 shares of Common Stock (collectively, the “Shares”) at a cash purchase price of $46.13 per share for a total purchase price of $204,741,224 (the “Purchase Price”). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.
Section 1.2    Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agree to purchase the Shares. The closing of the purchase and sale of the Shares (the “Closing”) is taking place simultaneously with the execution and delivery of this Agreement (the “Closing Date”) at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 1700 K Street, NW, Fifth Floor, Washington, DC 20006, or at such place as the Purchaser and the Company may agree upon. At the Closing, the Purchaser shall deliver payment of the Purchase Price by wire transfer in accordance with the Company’s instructions.
Section 1.3    Delivery. At the Closing or as promptly thereafter as is practicable (but in no event more than three (3) Business Days after the Closing Date), the Company shall deliver to the Purchaser the Shares in the form of a physical certificate or electronically (it being understood that the Purchaser shall be record holders of the Shares on the Closing Date). For purposes hereof, the term “Business Day” shall mean a day other than Saturday, Sunday or a federal holiday in which the New York Stock Exchange is closed for trading.
ARTICLE II

Representations and Warranties
Section 2.1    Representations and Warranties of the Company. Except as set forth in Schedules attached hereto and delivered by the Company to the Purchaser prior to the execution of this Agreement, the Company represents and warrants to the Purchaser as of the date hereof as follows:
(a)    Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Company has all requisite legal power and authority to carry on its business as currently conducted by it and to own or lease and operate its properties. The Company is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions under this Agreement, the SPA and the Related Agreements.
(b)    Authorization; Enforceability. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement, the SPA and the Related Agreements to which it will be a party, as the case may be, and to effect the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement, the SPA and the Related Agreements by the Company has been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and this Agreement, the SPA and the Related Agreements are or, when duly executed and delivered by the Company, will be valid and legally binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the Bankruptcy Exception.
(c)    Non-Contravention; Consents.
i.Assuming that the consents specified in Section 4.3(b) of the SPA have been obtained, the execution, delivery and performance of this Agreement by the Company and the Related Agreements by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of, or conflict with, any provision of the Company’s charter, by-laws or other organizational document, or (ii) violate any material Law applicable to the Company or its properties or assets.
ii.No consent, approval, order or authorization of, or registration, declaration, notice to or filing with, any Governmental Authority is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement, the SPA or the Related Agreements or for the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings set forth on Schedule 4.3 of the SPA.
(d)    Stock Consideration. The Shares that will be issued as contemplated by this Agreement will be, when issued, duly authorized and validly issued and fully paid and nonassessable, free and clear of all Liens and not subject to any preemptive rights.
(e)    SEC Reports. As of their respective dates, all reports and other filings filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 1, 2012 through the date hereof (such reports and other filings collectively referred to herein as the “SEC Reports”) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the SEC Reports (x) were prepared in accordance with U.S generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and (y) present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows, for the periods then ended. The unaudited financial statements included in the SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements were prepared in accordance with GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

(f)    Compliance With Laws. The Company is not in violation or default of, and the Company has complied in all respects and is in compliance with, all Laws and Orders having jurisdiction over the Company’s business or properties, as applicable, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a material adverse effect on the Company.
(g)    Company Capital Structure. As of the date hereof, the total issued and outstanding capital stock of the Company consists of 34,469,508 shares of Common Stock (the “Company Shares”). As of the date hereof, all of the Company Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Charter Documents of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with all applicable Laws.
(h)    Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. For purposes of this Agreement, “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) promulgated under the Securities Act.
(i)    Top-Up Shares. The Shares, when added to (i) the Tender Offer Shares (as defined in the SPA), if any, and (ii) the SPA Consideration Shares, constitute 15% of the outstanding shares of Company Stock (treating the SPA Consideration Shares and the Shares as outstanding for purposes of such calculation).
Section 2.2    Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:
(a)    Organization and Standing of the Purchaser. The Purchaser is a private limited liability company duly organized, validly existing and in good standing under the laws of the Netherlands.
(b)    Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate or other proceedings on the part of the Purchaser is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and, assuming due authorization, execution and delivery by the Company, constitutes a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the Bankruptcy Exception.
(c)    Acquisition for Investment. The Purchaser is acquiring the Shares solely for its own account and not with a view to or for sale in connection with the distribution thereof in violation of the Securities Act of any applicable securities Law. The Purchaser does not have a present intention to sell any of the Shares in violation of the Securities Act or any applicable securities Law, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any Person in violation of the Securities Act or any applicable securities Law; provided, however, that the Purchaser may effect Transfers (as defined in that certain Stockholders Rights Agreement, dated as of February 11, 2015, among the Company, WPP Group USA, Inc., a Delaware corporation, and the Purchaser (the “Stockholders Rights Agreement”)) as permitted pursuant to the terms of the Stockholders Rights Agreement. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Shares, and (iii) has been given appropriate access to such records of the Company and its subsidiaries and to the officers of the Company as it has deemed necessary or appropriate to conduct a due diligence investigation concerning the terms and conditions of the offering of, and the merits and risks of investing in, the Shares.
(d)    Restricted Securities. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from, or non-application of, the registration requirements of U.S. federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.
(e)    No General Solicitation. The Purchaser acknowledges that the Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.
(f)    Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE III

Covenants
Section 3.1    Additional Listing Application. To the extent required by the rules of the Nasdaq Global Market or the Company’s listing agreement with the Nasdaq Global Market, the Company will file a notification form for the listing of additional shares in connection with the transactions contemplated hereby.
ARTICLE IV

Certificate Legend
Section 4.1    Legend.
(a)    Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” Laws or the Laws or any other applicable jurisdiction) until such legend may be removed as provided in subsection (b) below:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE OR LOCAL SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF CERTAIN PUBLIC OFFERINGS, AS SET FORTH IN A STOCKHOLDERS RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)    The Company agrees to reissue certificates representing any of the Shares, without the legend set forth above, if at such time, prior to making any transfer of any such Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request; provided that such legends shall not be removed and such proposed transfer will not be effected until: (i) such shares of Common Stock are registered under the Securities Act; or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the shares of Common Stock may be made without registration under the Securities Act. In the case of any proposed transfer under this section, the Company shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to general service of process in any state where it is not then subject. The restrictions on transfer contained in this section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.
ARTICLE V

Miscellaneous
Section 5.1    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflicts of law rules of such state. The parties hereto expressly waive any right they may have, now or in the future, to demand or seek the application of a governing law other than the Law of the State of New York. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal courts in the Borough of Manhattan, City of New York, State of New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of New York for such purpose and irrevocably waives, to the fullest extent permitted by applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum
Section 5.2    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE EACH OF ITS AFFILIATES TO WAIVE, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
Section 5.3    Entire Agreement; Amendment. This Agreement, the SPA, the Stockholders Rights Agreement, the Voting Rights Agreement and the documents referred to herein, set forth the entire agreement and understanding between the parties hereto with respect to the sale and issuance of the Top-Up Shares and supersede any prior agreement or understanding, written or oral, relating to the sale and issuance of the Top-Up Shares. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.
Section 5.4    Notices, etc. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via email, with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party hereto shall have notified the other.
If to Purchaser, to:
WPP Group USA, Inc.
100 Park Avenue, 4th Floor
New York, NY 10017
Attention: Chief Financial Officer
Email: mhowe@wpp.com
With a copy (which shall not constitute notice) to:
Davis & Gilbert LLP
1740 Broadway
New York, NY 10019
Attention: Curt C. Myers, Esq.
Email: cmyers@dglaw.com
If to the Company, to:
comScore, Inc.
11950 Democracy Drive. Suite 600
Reston, Virginia 20190
Attention: General Counsel
Email: clin@comscore.com
With a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Robert G. Day, Esq.
Email: rday@wsgr.com

Section 5.5    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.
Section 5.6    Titles; Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.
Section 5.7    Successors and Assigns. This Agreement may not be assigned by any party hereto without the other party’s written consent; provided, however, that any rights and obligations of the parties may be assigned to one or more of their respective Affiliates; provided, further, that no such assignment shall relieve either party from any liability of such party under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each Party hereto.
Section 5.8    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
Section 5.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Electronic delivery of an executed counterpart of a signature page of this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 5.10    Severability. If any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties shall replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
Section 5.11    Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.
Section 5.12    Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.
Section 5.13    Expenses. Each party to this Agreement will bear all of the fees, costs and expenses incurred by it in connection with the transactions contemplated hereby, including the fees and expenses of their respective counsel and financial advisors.

Section 5.14    Definitions. Capitalized terms used herein shall have the meanings as ascribed thereto in the SPA unless otherwise defined herein.
[Remainder of page intentionally left blank. Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.
COMPANY
COMSCORE, INC.

By: /s/ Mel Wesley
Name: Mel Wesley
Title: Chief Financial Officer

PURCHASER
CAVENDISH SQUARE HOLDING B.V.

By: /s/ A. van Heulen-Mulder
Name: Mrs. A. van Heulen-Mulder
Title: Managing Director

[Signature Page to Purchase Agreement]